ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 7, 2000

The Annual Meeting of Stockholders of Aceto Corporation, a New York corporation, ("the Company"), will be held at the Inn at Great Neck, 30 Cutter Mill Road, Great Neck, New York 11021, at 10:00 A.M. New York City time, on Thursday, December 7, 2000 for the following purposes:

      1. To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 11, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the meeting in person, please fill in, sign, and return the enclosed form of proxy.

                                    By order of the Board of Directors,


                                    DONALD HOROWITZ
                                    Secretary

Lake Success, New York
October 20, 2000


ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 7, 2000

Approximate Mailing Date of Proxy Statement and Form of Proxy:  October 20,
2000

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aceto Corporation ("the Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, December 7, 2000 and at any adjournment thereof.

A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be voted for or against the proposals referred to therein and presented at the Annual Meeting in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (l) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS"; (2) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on September 11, 2000 has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the meeting. At that record date, the following class of stock was outstanding and entitled to notice and vote:

                                 Shares     Votes per
      Class                   Outstanding     Share              Votes

Common stock                  6,034,717      1.0000            6,034,717

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of September 11, 2000 certain information with respect to each person who to the best of the knowledge of the Company beneficially owned more than 5% of the outstanding shares of the Company's common stock:

NAME and ADDRESS              COMMON STOCK

                              Amount & Nature
                               of Beneficial          % of
                                 Ownership            Class

Private Capital
Management                      824,175(1)            13.7
3003 Tamiami Trail
North Naples, FL 34103

T. Rowe Price
Associates, Inc.                638,000(2)            10.6%
100 East Pratt Street
Baltimore, MD 21202

Mark E. Brady                   483,779(3)            8.0%
Robert J. Suttman
Ronald Eubel
Bernie Holtgrieve
William Hazel
Eubel Brady & Suttman
Asset Management, Inc.
7777 Washington
Village Drive
Dayton, Ohio 45459

Dimensional Fund
Advisors Inc.                  437,008(4)             7.2%
1299 Ocean Avenue
11{th} Floor
Santa Monica, CA 90401

Delphi Management, Inc.        308,000(5)             5.1%
50 Rowes Wharf
Suite 540
Boston, MA 02110

(1)   As of October 6, 2000.

(2) The securities are owned by various individual and institutional investors [including T. Rowe Price Small Cap Value Fund, Inc. (which owns 575,000 shares, representing 9.5% of the shares outstanding)], to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed sole owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Eubel Brady & Suttman Asset Management, Inc. (EBS) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Mark E. Brady, Robert J. Suttman and Ronald L. Eubel, all affiliates of EBS, each beneficially own 407,691 shares (6.8%), with shared voting and dispositive power. Bernie Holtgrieve and William Hazel, who are also affiliated with EBS, and EBS, each beneficially own 391,838 shares (6.5%) with shared voting and dispositive power.

(4) Dimensional Fund Advisors, Inc. (Dimensional), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 437,008 shares of Aceto Corporation as of June 30, 2000. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(5)  Per 13-F filing of June 30, 2000.

   PROPOSAL 1: ELECTION OF DIRECTORS

At the meeting seven directors are to be elected, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee should become unavailable for any reason, it is intended that shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the management. The management has no reason to believe that any of the nominees named will not be a candidate or will be unable to serve if elected.

The names of the nominees for directors, together with certain information regarding them, are as follows:

LEONARD S. SCHWARTZ, Age 54, PRESIDENT , CHAIRMAN OF THE BOARD and CHIEF EXECUTIVE OFFICER. Mr. Schwartz has served as Chairman and Chief Executive Officer since July 1, 1997, and President since July 1, 1996. He joined the Company in 1969, and became Senior Vice President in charge of its industrial chemicals department in 1991. Mr. Schwartz is also Chairman of the Executive Committee and the incumbent Chairman of the Audit Committee. He has been a director of the Company since 1991.

SAMUEL I. HENDLER, Age 78, ATTORNEY. Mr. Hendler, who has been engaged in the private practice of law in New York since 1949, has acted as counsel to the Company for more than 45 years and is Secretary, a director and counsel to Pneumercator Company, Inc., a Farmingdale, New York Corporation. Mr. Hendler is a member of the Executive and Audit Committees. He has been a director since 1990.

ROBERT A. WIESEN, Age 49, ATTORNEY, Partner in Clifton Budd & DeMaria. Mr. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria.
He joined the firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law. Mr. Wiesen is a member of the Executive and Audit Committees. He has been a director since 1994.

RICHARD AMITRANO, Age 52, SENIOR VICE PRESIDENT of the Company.
Mr. Amitrano joined the Company in 1972 and is in charge of its organic intermediates and colorants department. He has been a director since 1997.

STANLEY H. FISCHER, Age 57, ATTORNEY, President of Fischer and Burstein P.C., a law firm. Mr. Fischer received a J.D. degree from New York University School of Law. He has been a practicing attorney for more than thirty years and has advised and represented corporate entities in matters relative to internal matters, mergers, acquisitions, real estate and litigation. He is a member of the American Bar Association, the New York Bar Association, the Association of the Bar of the City of New York, Association of Trial Lawyers of America, New York State Trial Lawyers and Nassau County Bar. He is a member of various professional committees including the International Law Section of the New York State Bar. Mr. Fischer became a director in March 2000 and is a member of the Executive Committeee.

ALBERT L. EILENDER, Age 57, is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the Chemical Industry. He has more than 30 years of diverse Senior Level experience in the Specialty Chemicals and Pharmaceutical industry and has had direct P&L responsibility for running businesses up to $300 million, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally. He has also served on the boards of numerous industry trade associations during his career.

JOHN H. SCHLESINGER, Age 52, is Managing Director of Young and Partners, LLC, an investment bank specializing in mergers and acquisitions in the chemical and pharmaceutical industries. He is a corporate finance executive with more than 15 years of experience specializing in chemical mergers & acquisitions. He holds an MBA in Finance from the Wharton School. He was with Salomon Brothers for 14 years ending up as the Managing Director and worldwide head of Chemical Industry Mergers & Acquisitions and has extensive international experience in South America and Asia.

            Stock Ownership of Executive Officers, Directors and Nominees for Director as of September 11, 2000

                    Common Stock     Currently       Total
                    Beneficially    Exercisable    Beneficial   Percent
Name                   Owned       Stock Options   Ownership   Ownership

Leonard S. Schwartz       32,288         127,500     159,788      2.6
Donald Horowitz            4,424          27,500      31,924      0.5
Samuel I. Hendler          5,622           1,000       6,622      0.1
Richard Amitrano           2,314          27,500      29,814      0.5
Robert A. Wiesen             301           1,000       1,301        -
Stanley H. Fischer             -               -           -        -
Albert L. Eilender             -               -           -        -
John H. Schlesinger            -               -           -        -

All directors, officers   44,949         184,500     229,449      3.7%
and nominees as a group
-eight persons

All the nominees for Director have, or share with their respective spouses, voting power and investment power with respect to the shares owned by each of them.

The Board of Directors does not have a nominating committee. The Executive Committee of the Board of Directors, whose members are Messrs. Leonard S. Schwartz (Chairman), Stanley H. Fischer, Samuel I. Hendler and Robert A. Wiesen, functions as the Executive Compensation Committee.

During the fiscal year ended June 30, 2000 there were 5 meetings of the Board of Directors. All then incumbent directors attended at least 75% of the meetings.

A plurality of votes actually cast at the meeting is required to elect a director.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL SEVEN NOMINEES FOR DIRECTOR.

                                AUDIT COMMITTEE

The incumbent members of the Audit Committee (the "Committee") are Messrs. Schwartz, Hendler and Wiesen. The Company anticipates that the composition of the Committee will be changed following the Annual Meeting to Messrs. Eilender, Schlesinger and Wiesen, who are non-employee, independent directors.

The Committee held two meetings during the fiscal year. The Committee serves: as an independent and objective party to monitor the Company's financial reporting process and internal accounting system; annually recommends to the Board of Directors the firm to be engaged as independent accountants for the Company and the compensation to be paid to the independent accountants; reviews the scope of, and the reports and findings of, the audit activities of the independent accountants and of the Company's internal accounting department; provides an open avenue of communication among the independent accountants, financial and senior management, and the internal accounting department to ascertain if any restrictions have been placed on the scope of their activities or if there has been any lack of adequate response to their recommendations; reviews the Company's corporate compliance program; and makes periodic reports and recommendations to the Board of Directors.

The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as an appendix hereto.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

ANNUAL COMPENSATION                                                 LONG TERM
                                                                  COMPENSATION


NAME AND    YEAR   SALARY   BONUS    OTHER   RESTRICTED OPTIONS/ LTIP   ALL
PRINCIPAL                            ANNUAL   STOCK     SARS   PAYOUTS OTHER
POSITION                             COMPEN-  AWARDS                   COMPEN-
                                     SATION                           SATION(2)

Leonard S.
Schwartz    2000  $339,715  $519,246  $1,051  $ 65,754   -        -   $63,515
President,  1999   314,711   432,000   1,264   108,000   -        -    58,223
 Chairman   1998   298,558   500,000   4,053   100,000  60,000(1) -    60,415
 & CEO

Donald
Horowitz    2000   226,477   137,750   1,877     6,250  -         -    35,804
Secretary/  1999   209,808   116,312   1,897     8,688  15,000    -    32,228
Treasurer   1998   199,731   115,000   2,334       -    -         -    31,348
 & CFO

Richard
Amitrano    2000   213,325   149,160   1,950       -    -         -    35,529
Sr. Vice    1999   198,624   111,822   1,633     1,566  15,000    -    31,001
President   1998   189,579    93,210   1,273    28,000  -         -    31,890

Anthony
Baldi       2000   207,692   200,000   3,161       -     2,000    -    35,811
President,  1999   200,000   185,500   2,349     4,500   2,000    -    34,988
Aceto       1998   200,330   144,000   2,634    36,000   -        -    34,504
Agricul-
tural
Chemicals

Thomas
Brunner     2000   207,692    50,000   2,760       -     2,000    -    22,621
Sr. Vice    1999   200,000    50,000   2,718       -     2,000    -    24,675
President   1998   200,083   147,894   2,702    36,974   -        -    34,735

   (1)  Adjusted for the 3 for 2 stock split paid in April 1998.
   (2) Represents contributions to the Company's qualified and non-qualified retirement plans.


Option Grants In Last Fiscal Year
The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 2000 to the named executives. All grants were made in the form of non-qualified stock options.

Options Granted in Last Fiscal Year

                                                    Potential Realizable Value
                                                    at Assumed Annual Rates
                                                    of Stock Price Appreciation
                                                    for Option Term

                          Individual Grants


             Number of
             Securities   % of Total       Exercise
             Underlying  Options Granted   or Base   Expir-
             Options      To Employees     Price     ation
Name         Granted      in Fiscal Year   ($/Sh)    Date      5%(1)    10%(1)

Richard
 Amitrano     None

Anthony
 Baldi       2,000         10%           $11.75     12/2/09    $14,779  $34,682

Thomas
 Brunner     2,000         10%           $11.75     12/2/09    $14,779  $34,682

Donald
 Horowitz     None

Leonard
 Schwartz     None

(1) The dollar amounts illustrate value that might be realized upon exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Aceto of possible future appreciation of the stock price of Aceto.

Stock Option Exercises in Fiscal 2000 and Value at June 30, 2000

The following table summarizes information with respect to options exercised during fiscal year ended June 30, 2000 by the Chief Executive Officer and the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal year 2000.

                                                              Value of
                                               No. of         Unexercised
                                               Unexercised    In-the-money
                                               Options at     Options at
                       Shares                  June 30, 2000  June 30, 2000(1)
                       Acquired     Value      Exercisable/   Exercisable/
Name                 on Exercise    Realized   Unexercisable  Unexercisable

Richard Amitrano         -         $    -       27,500/           $ 83,700/
                                                10,000                -0-

Anthony Baldi           6,000         18,750     8,000/             22,320/
                                                 2,000                -0-

Thomas Brunner          6,534         46,775       -0-/               -0- /
                                                   -0-                -0-

Donald Horowitz          -              -       27,500/             83,700/
                                                10,000                -0-

Leonard S. Schwartz     6,534         39,832   127,500/            364,500/
                                               172,500             431,250

(a) Value of unexercised in-the-money options is based on the common stock closing price on June 30, 2000 of $11.50.

On June 9, 1992, the Company's Board of Directors adopted resolutions amending the Company's 1980 Stock Option Plan ("the Option Plan"), in the following respects: the Plan is to be administered by a committee consisting of not less than three directors, all of whom shall be "disinterested persons"; a committee member shall be a "disinterested person" only if such person is not, at the time he exercises discretion in administering the Option Plan, eligible, and has not at any time within one year prior thereto been eligible, for selection as a person as to whom options may be granted; and no option may be granted to any director as to whom the proxy statement for the meeting of stockholders at which the Option Plan was submitted for approval of the stockholders of the Company disclosed that such director will not participate in the Option Plan.

A committee consisting of Samuel I. Hendler (Chairman), Stanley H. Fischer and Robert A. Wiesen was appointed by the Board of Directors to administer the Option Plan. All of said directors were disinterested persons as defined by the Option Plan.

The Company's 1998 Omnibus Equity Award Plan is administered by the Executive Committee of the Company's Board of Directors.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Committee of the Board of Directors, whose members are Leonard S. Schwartz (Chairman), Stanley H. Fischer, Samuel I. Hendler and Robert A. Wiesen, functions as the Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its stockholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry.
The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (awards under the Company's Omnibus Equity Award Plan).

Base salaries are set at levels competitive with the chemical industry.
Because of the way that the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The Chief Executive Officer (CEO) also is the President and Chief Operating Officer (COO) of the Company. The bonuses paid to the CEO and to the Secretary/Treasurer, who is the Chief Financial Officer (CFO), reflect the Company's overall performance (excluding extraordinary events).

The three highest paid executives, other than the CEO and CFO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center's profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individual's own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on this data, also taking into account the long term contributions of each individual.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

The CEO's compensation was determined on the basis of the same factors utilized to compensate other executives, taking into account total compensation comparisons of top executives of corporations considered to be in the Company's peer group.

      The Executive Compensation Committee
            Leonard S. Schwartz, Chairman
            Stanley H. Fischer
            Samuel I. Hendler
            Robert A. Wiesen



DIRECTOR COMPENSATION

Each non-employee director currently receives $12,500 per year for serving on the Board of Directors plus $500 for each committee meeting attended. There is no additional compensation for directors who are also employees.

Each of the then non-employee directors, Messrs. Hendler, Wiesen and Goldstein, received stock options on December 2, 1999 under the 1998 Aceto Corporation Omnibus Equity Award Plan. Each stock option was for 1,000 shares at a strike price of $11.75 and expires ten years from the date of grant. At June 30, 2000, the closing price of Aceto Corporation common stock was $11.50. The options were not in-the-money.


EMPLOYMENT AGREEMENTS

There are no employment contracts with any director, nominee for election as director, or officer; however, Messrs. Amitrano and Schwartz have signed patent and trade secret agreements.

STOCK PERFORMANCE GRAPH

Shown below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S & P 500 Index and the Dow Jones Chemicals Index for the period of five years commencing July 1, 1995 and ending June 30, 2000.

Comparison of Five Year Cumulative Return* Among Aceto Corporation, The S & P 500 Index and the Dow Jones Chemicals Index.

* $100 invested on 06/30/95 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                        Cumulative Total Return

                  6/95  6/96  6/97  6/98  6/99  6/00

Aceto Corp.       100   120   115   194   140   138
S & P 500         100   126   169   221   271   291
DJ Chemicals      100   114   147   162   167   124


CERTAIN TRANSACTIONS

Samuel I. Hendler, a director of the Company, serves as general counsel to the Company. Robert A. Wiesen, a director of the Company, is a partner in the law firm of Clifton Budd & DeMaria, which serves as labor and employment law counsel to the Company. Stanley H. Fischer, a director of the Company, is President of Fischer and Burstein, P. C., a law firm which serves as counsel to the Company on various corporate matters.


SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

RELATIONSHIP WITH THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

The Board has again appointed the firm of KPMG LLP as independent auditors for the fiscal year ending June 30, 2001. A representative of KPMG LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions from stockholders and will have the opportunity to make a statement, if he so desires.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the 2001 Annual Meeting of Stockholders must be duly received by the Company on or before June 2, 2001.

OTHER MATTERS

The Company's Annual Report to Stockholders for the year ended June 30, 2000 is being mailed to stockholders with this Proxy Statement.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of mails, proxies may be solicited by personal interview, facsimile, telephone or telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The management does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

The Company will provide, without charge to each person whose proxy is solicited, on the written request of any such person, a copy of the Company's annual report on Form 10-K for its fiscal year ended June 30, 2000 required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto. Such written request should be directed to Mr. Donald Horowitz, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042-1215. Each such request must set forth a good faith representation that, as of September 11, 2000 the person making the request was a beneficial owner of securities entitled to vote at the annual meeting of stockholders.



      By Order of the Board of Directors,

      DONALD HOROWITZ
      Secretary

October 20, 2000



                                                            Addendum 1
            STATEMENT PURSUANT TO SECTION 726 (d) OF
            THE NEW YORK BUSINESS CORPORATION LAW
      RELATING TO DIRECTOR AND OFFICER INDEMNIFICATION

The following information pertains to directors and officers liability indemnity insurance purchased by the Company:


Insurance Carrier:            St. Paul Insurance Co.

Date of Contract:             September 1, 1999

Expiration Date:              July 1, 2001

Cost of Insurance:            $60,238 ($32,857 per annum)

Corporate Positions Insured:  Directors and Officers

Appendix 1

ACETO CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER


I.  FUNCTION, PURPOSE, RESPONSIBILITIES AND DUTIES

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Aceto Corporation (the "Corporation") to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

      Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal accounting system.

      Review and appraise the audit efforts of the Corporation's independent accountants and internal accounting department.

      Provide an open avenue of communication among the independent accountants, financial and senior management, the internal accounting department, and the Board.

      TO FULFILL ITS RESPONSIBILITIES AND DUTIES THE AUDIT COMMITTEE SHALL:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

1. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

2. Review the regular internal reports to management prepared by the internal accounting department and management's response.

3. Review with financial management and the independent accountants the Corporation's Quarterly Report on Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

4. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESSES

7. In consultation with the independent accountants and the Corporation's internal accounting personnel, review the integrity of the Corporation's financial reporting processes, both internal and external.

8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting department.

PROCESS IMPROVEMENT

10. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal accounting department regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal accounting department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants or the internal accounting department in connection with the preparation of the financial statements.

13. Review with the independent accountants, the internal accounting department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15. Review management's monitoring of the Corporation's compliance with the Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16. Review activities, organizational structure, and qualifications of the internal accounting department.

17. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

18. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

19. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.


II.  COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, at least three of such directors shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of such director's independent judgment as a member of the Committee. "Independent director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent: (a) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years; (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000.00 during the previous fiscal year, other than compensation for Board service; (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, and anyone who resides in such person's home; (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.] Notwithstanding the foregoing, one director who is not independent as defined herein, and is not a current employee or an immediate family member of such employee, may be appointed to the Committee, if the Board has determined in its business judgment that membership on the Committee is required by the best interests of the Corporation and its shareholders.

All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after appointment to the Committee. Additionally, at least one member of the Committee, shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III.  MEETINGS

The committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the person in charge of internal accounting and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent Section I. 4 above.

                               ACETO CORPORATION
              Proxy Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Leonard S. Schwartz and Donald Horowitz, with the full power of substitution, proxies to vote at the annual meeting of stockholders of Aceto Corporation to be held on Thursday, December 7, 2000 at The Inn at Great Neck, 30 Cutter Mill Road, Great Neck, New York, and at any adjournments of the meeting, according to the number of votes the undersigned might cast with all powers the undersigned would possess if personally present, as follows:

The shares represented by this proxy will be voted in accordance with the instructions given, but if no instructions are given, the shares will be voted FOR the election of directors as a group.

Either of the proxies or their substitutes who are present at the meeting may exercise all powers conferred thereby.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                                                ACETO CORPORATION
                                                P.O. Box 11199
                                                New York, NY 10203-0199

(1) Election of Directors

FOR all nominees  [  ]  WITHHOLD AUTHORITY to vote  [  ] EXCEPTIONS [  ]
listed below            for all nominees listed below

Nominees: Richard Amitrano, Albert L. Eilender, Stanley H. Fischer, Samuel I. Hendler, John H. Schlesinger, Leonard S. Schwartz and Robert A. Wiesen

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions__________________________________________________________

(2) In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed with the full corporate name by a duly authorized officer.

Dated: __________________________, 2000

       __________________________
       (Signature of Stockholder)